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                                                                   Exhibit 10.12

                                    L E A S E

      THIS INDENTURE OF LEASE WITNESSETH, That

      l. GRANT. THE CITY OF LA JUNTA, COLORADO, a municipal corporation, hereinafter called "CITY", does hereby demise and lease unto COFFEE HOLDING CO., INC. a Nevada Corporation, hereinafter called "COMPANY", the premises located at 27700 Frontage Road, in the City of La Junta, State of Colorado, as shown on the plat, Exhibit "A" attached herein, under the following conditions:

      2. TERM: Beginning on the 1st day of February, 2004, and ending on the 31st day of January, 2024, unless the term hereof shall be sooner terminated as hereafter provided.

      3. DEMISE.

      A. For and in consideration of the rent, covenants and agreements hereinafter provided and contained, the CITY hereby leases unto the COMPANY that real estate together with improvements thereon, more particularly described on Exhibit "A", attached and incorporated herein by reference.

      4. INSTALLATION OF TRADE FIXTURES. In order to facilitate the occupancy and commercial use of the building by the COMPANY, the COMPANY shall have the right to install its trade fixtures during the course of the construction of the building, so long as such installation does not unreasonably interfere with the progress of the construction work. During the course of the installation of such trade fixtures, the COMPANY shall be liable for all loss, damage or other liability arising from the installation of such trade fixtures.

      5. RENT.

      A. The monthly base rent is determined to be $8,341.12 per month, payable in advance on the first day of each month during the term of the lease beginning February 1, 2004.

      B. Monthly Rental. In consideration of said demise, the COMPANY agrees to pay to the CITY as rent for said premise for the full term aforesaid the sum calculated per Section (A) beginning on February 1, 2004 and a similar amount per month (except as provided in Section (C) below), which said sums shall be due and payable in


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            advance on the 1st day of the month and on each and every calendar month thereafter during said term at the office of CITY. Any payment that is made after the 10th day of any month in which said payment is due will bear interest at l2% per annum from its due date.

      C. Rent Abatement. As an inducement to execute this Lease, for the time period of February 1, 2004 through December 31, 2004 inclusive, the CITY shall forgive the corresponding rent payment for those respective months.

      5. PERSONAL PROPERTY TAXES. COMPANY agrees to pay all taxes levied upon personal property including trade fixtures and supplies kept upon the Leased Premises and if such taxes on COMPANY'S personal property, fixtures or property placed in the Leased Premises of COMPANY are levied against CITY or CITY'S property and if CITY pays the same (which CITY shall have the right to do regardless of the validity of such levy), COMPANY, upon demand, shall pay to CITY the taxes so levied against CITY. CITY shall have the right to file a memorandum of this Lease with the Colorado State Department of Revenue to obtain the benefits of C.R.S. l973, 39-26-ll7 (l)(b) or any like Statute. COMPANY shall provide CITY with a Colorado Department of Revenue Sales Tax number within thirty days after execution of this Lease.

      6. REAL PROPERTY TAXES. The COMPANY shall pay all real property taxes incurred after February 1, 2004, on the Leased Premises and the COMPANY hold the CITY harmless therefrom. The CITY shall pay all unpaid real property taxes for 2003. The CITY shall pay a pro-rated 1/12 of the 2004 real property taxes representing the month of January 2004.

      7. CONDITION PRECEDENT.

      A. COMPANY'S Duties. That the CITY'S obligation to perform any covenant of this agreement is expressly predicated upon the following:

            1. Evidence (satisfactory to the CITY) that all financing releases CHAFA financing, Otero Partner's, Inc. (Otero County Revolving Loan Fund), BFI and La Junta Capital, Inc. have been obtained by the date of execution thereof; and

            2. Except as may otherwise be provided herein, in the event that any of the said CONDITION PRECEDENT are not fulfilled, each of the parties (upon written notice to the other party) shall be released from the terms and provisions of this contract, without further recourse to either of the parties, except as may otherwise be provided herein.


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      8. PURCHASE OF ELECTRICITY.

      1. During the term of the lease, the COMPANY agrees that it shall purchase all electrical services from the City of La Junta. The rates shall be at a reasonable commercial rate, customarily charged to other users within the City of La Junta, and shall be at terms of payment as set forth in the published policies of the Board of Utility Commissioners of the City of La Junta.

      2. The parties acknowledge and agree that the terms and provisions of this subparagraph are a specific inducement to the CITY'S covenants and agreements of other portions of this lease, and the COMPANY'S obligation to purchase electricity under the terms as set forth herein are as a fundamental part of the consideration realized by the CITY.

      3. COMPANY acknowledges that CITY has policies concerning the tendering of advance deposits for utility services provided by the CITY. To the extent that those deposits will be required prior to a "turn on" of utility services to the COMPANY by the CITY provider, the COMPANY shall make provisions of payment of deposits, as required by the published policies of the Utility Board of Commissioners of the City of La Junta.

      9. CHARACTER OF OCCUPANCY. It is understood and agreed that the premises herein demised are to be used for manufacturing, and/or for any other legal purpose whatsoever, and except as otherwise provided herein, that the COMPANY will (at its own expense) construct any necessary improvements and/or additional alterations upon the existing building for such operations and that except as otherwise provided herein, that the COMPANY will (at its own expense) maintain and repair all of said improvements, to include any maintenance of the parking lot or such other use of occupancy as may be agreed upon by the CITY and COMPANY, in writing.

      10. QUIET POSSESSION. The Landlord shall warrant and defend the Tenant in the quiet enjoyment and peaceful possession of the Leased Premises during the term aforesaid and all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their administrators, executors, successors or assigns.

      11. COMPANY COVENANTS. The COMPANY further covenants and agrees as follows:

      A. To pay the rental as provided for at the time and in the manner aforesaid.

      B. To pay all water, electricity and other utility bills incurred by it in the use and occupancy of said premises at the time the same become due and payable.

      C.    COMPANY agrees that said premises will not be used for


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            any unlawful purpose to include any unreasonable environmental hazard for the term of this lease, and COMPANY will not allow or create on said premises any condition that will cause an unsanitary condition.

      D. COMPANY agrees to keep the outside surrounding area premises free of all trash and debris, and all weeds shall be mowed on a regular basis, and the entire area shall provide an acceptable appearance.

      E. The parties acknowledge and agree that there are certain restrictive covenants, agreements, and other matters related to the use of the parking lot, and the use of ingress and egress to the property. This contract is subject to all of those provisions and covenants, which appear of record on the records of Otero County, Colorado. Further, the parties acknowledge and agree that COMPANY has satisfied itself as to provisions of those covenants and the sufficiency of ingress and egress to this property. COMPANY agrees to be bound by those agreements and COMPANY shall assume all responsibilities of the CITY that may be associated therewith.

      F. COMPANY agrees to maintain the entire subject premises (to include the heating, electricity and plumbing) as is set forth below, normal wear and tear excepted.

      G. That the COMPANY will not use or permit the demised premises to be used for any purposes prohibited by the laws of the United States or the State of Colorado, or the ordinances of the City of La Junta or County of Otero.

      H. That the COMPANY will not permit any nuisance in the demised premises.

      I. That the COMPANY will not use or keep any substance of material in or about the demised premises which may vitiate the validity of the insurance on said building or increase the hazard of the risk.

      J. COMPANY shall not discriminate on the basis of race, color, religion, sex or national origin. The CITY reserves the right to take such action as the United States Government may direct to enforce this covenant.

      K. Signs, notices, advertisements, or other inscriptions shall be approved as to style and content by CITY prior to erection.


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      12. CITY COVENANTS. As a material inducement to the COMPANY to effectuate the transactions herein contemplated, the CITY represents and warrants to and covenants and agrees with the COMPANY that:

      A. The CITY is a municipal corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado.

      B. The CITY is the sole owner of fee simple absolute title to the Property, and the Property is not subject to any liens, restrictions or encumbrances except as set forth on the records of Otero County.

      C. The City has all requisite power and authority to execute and deliver this Agreement.

      D. The officers of the CITY who will execute the same for and on behalf of the CITY have the power and authority to do so and to bind the CITY.

      E. The execution, delivery and performance of this Agreement by the CITY will not violate any provision of law, any order of any court or any administrative body with jurisdiction over the CITY or the Property, binding on the CITY of the Property, any provision of any indenture, agreement, or other instrument to which it is a party or by which Property is affected, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Property.

      F. No written or oral notice has been received by the CITY or its agents or employees of the violation of any federal, state, local or other governmental building, zoning, health, safety, platting, land use, environmental, subdivision or other law, ordinance or regulations, or any applicable private restriction, and the intended use is not a pre-existing, non-conforming use.

      G. All of the Property is presently zoned for its present and intended use and the CITY knows of no actions or proceedings pending or contemplated which would affect such zoning.

      H. There exists no judgment, lien, suit, action or legal, administrative, arbitration or other proceeding pending, or, to the CITY'S knowledge, threatened against the CITY which could result in a judgment or lien against the Property or any portion thereof between the date hereof and the date of occupancy by the COMPANY. There is no litigation or proceeding


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            pending or known to the CITY to be threatened against the Property, or the operation of the property or any facts which, to the knowledge of the CITY, adversely affect or in the future may adversely affect the operation of the Property for the COMPANY'S intended use thereof. There are no applications, ordinances, petitions, resolutions or other matters pending before any governmental agency which would affect in any manner the COMPANY'S intended use of the Property or any portion thereof. To the best of the CITY'S knowledge, after due investigation, there are no environmental proceedings, applications, ordinances, petitions, court pleadings, resolutions, investigations by public or private agencies, or other matters pending which could prohibit, impede, delay or adversely affect the COMPANY'S intended use of the Property or any portion thereof. No condemnation proceedings are pending or, to the CITY'S knowledge, threatened against the Property, and to the CITY'S knowledge there are no applications, ordinances, petitions, resolutions or other matters pending before any governmental agency in regard to access routes, curb cuts, median strips or other contemplated actions of public agencies which might tend to diminish or curtail the full flow of traffic by the Property and access thereto.

      I. The Property is not presently subject to obligations for any unpaid or deferred taxes, assessments, construction costs or utility charges, and all real property taxes are current and paid to date.

      J. Except as to parking restrictions of record and except for the parking agreement (attached hereto as Exhibit "A"), there are no private restrictions of which the COMPANY has not been notified and which affect the uses which may be made of the Property.

      K. An environmental impact study is attached hereto as Exhibit "B". Except as to matters contained therein, CITY has not placed or caused to be placed on, and has not knowledge of or reason to believe that there exists, any infectious, hazardous or toxic waste substance, however defined, anywhere in, on or near the Property.

      L. Except for the Parking Agreement set forth in Exhibit "A", no portion of the Property is the subject of any leasehold interest nor are there any existing service contracts or agreements affecting the Property.

      M. The CITY shall not do anything to adversely affect the structural integrity of the improvements and the CITY shall, at its own costs and expenses, keep all parts or


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            portions of the Property in working order and good repair until occupancy by the COMPANY.

      N. To the best of the CITY'S knowledge, there are no soil or subsoil conditions at the Property which would restrict, impair or prohibit use of the Property or any portion thereof for COMPANY'S intended use thereof.

      O. To the best of the CITY'S knowledge, no portion of the Land is within an identified flood plain or other designated flood hazard area as established pursuant to the Flood Disaster Protection Act, as amended, or regulations promulgated thereto by HUD, FDIC, the Federal Reserve Board or any other governmental or quasi-governmental agency or authority having jurisdiction over all or any portion of the Property.

      P. The Property has direct legal access to, abuts, and is served by a drive way over private property, which drive way provides a valid means of ingress and egress to and from the Property, without additional cost or expense to the COMPANY.

      Q. All utilities, including water, gas, telephone, electricity, sewer, and sanitary services are currently available to the Property at normal and customary rates, and are adequate to serve the Property for the COMPANY'S intended use thereof.

      R. The buildings, structures and improvements included, and to be included within the Property are and shall be structurally sound, in good repair and in acceptable condition, and all mechanical, electrical, heating, air-conditioning, drainage, sewer, water and plumbing systems are in property working order.

      S. To the best of the CITY'S knowledge, the Property is not on any state or federal "superfund" list or any similar list maintained by a government agency with respect to sites requiring cleanup due to contamination by Hazardous Substances.

      T. To the best of the CITY'S knowledge, the Property has not been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process any regulatory quantities of Hazardous Substances. For purposes thereof, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined now or before closing by any local, state or federal government authority to be capable of posing a risk of injury or damage to health, safety property, or the


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            environment, and includes, without limitation, all substances, wastes, contaminants, pollutants and materials defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic pursuant to (i) any applicable statute, code, ordinance, rule, regulations, or policy of any local or state governmental authority within the State of Colorado; (ii) Section 307 and 3ll of the Clean Water Act, as amended, 33 U.S.C. Sections l3l7, l32l; (iii) Section l004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6903; (iv) Section l0l of the Comprehensive Environmental Response and Liability Act, as amended, 42 U.S.C.
            Section 960l (v) Section ll2 of the Clean Air Act, as amended, 42 U.S.C. Section 74l2; (vi) Section 7 of the Toxic Substances Control Act, as amended, l5 U.S.C. Section 2606; (vii) Sections l03 and l04 of the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections l802, l803; or (viii) regulations promulgated pursuant to any of the foregoing, and includes all substances, wastes, contaminants, pollutants and materials defined, designated or identified as, or containing, polychlorinated biphenyls ("PCBs"), asbestos, or petroleum.

      13. CORPORATE GOOD STANDING. COMPANY shall ensure that the COMPANY shall within thirty days after execution of this lease, and then thereafter at all times during the term of this lease, be a corporation in good standing under the laws of the State of Colorado, maintaining an appropriate registered agent and a registered office, and otherwise complying with all laws of the State of Colorado.

      14. ASSIGNMENT, SUBLETTING OR PLEDGE.

      A. It is agreed that neither the Leased Premises nor any part thereof shall be sublet, nor shall this lease be assigned by COMPANY without the written consent of CITY having been first obtained, which shall not be unreasonably withheld or delayed by the CITY. No assignment for the benefit of creditors, or by operation of law, shall be effective to transfer any right to an assignee without the written consent of CITY first having been obtained.

      B. It is agreed that if this lease be assigned, or if the Leased Premises or any part thereof be sublet or occupied by anyone other than COMPANY, CITY may collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved.

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      15. MAINTENANCE AND REPAIRS.

      A. The CITY shall make such repairs as are necessitated by the CITY's negligence or by the CITY's breach of the Lease.

      B. If the change in any laws during the term of the Lease requires structural repairs, replacements or improvements to the building, such repairs, replacements or improvements shall be made at the CITY's expense. Such additional costs shall be added to any sums allocated in paragraph 5(A) above and shall be amortized over the remaining useful life of the building; the computation of "remaining useful life" shall not be less than 20 years, and of which the additional rent shall be assessed from the date of completion of the structural repairs, replacements or improvements.

      C. Except as herein provided, the CITY shall not be obligated to make repairs, replacements or improvements of any kind upon the Lease Premises, or repair any equipment, facilities or fixtures therein contained, including the parking lot, air conditioning equipment, heating equipment, or other equipment serving the Leased Premises.

      D. The Lease Premises shall at all times be kept in good order, condition and repair by the COMPANY and in a clean, sanitary and safe condition and in accordance with all applicable laws, ordinances and regulations of any governmental authority having jurisdiction, normal wear and tear excepted.

      5. The COMPANY shall maintain the parking lot in a condition equal to the lot as it exists upon execution of this Lease.

      6. The COMPANY shall maintain the roof and accepts the roof in its current condition in exchange for a portion of the abatement of rent allocated in Paragraph 4(C) above.

      7. During the last year of the term of the Lease, the COMPANY shall not be required to expend in excess of $100,000.00 on maintenance expense; but only if COMPANY demonstrates a continuing maintenance program throughout the entire term of the Lease.

      16. ACCEPTANCE OF PREMISES BY COMPANY. The taking possession of the Leased Premises by the COMPANY shall be conclusive evidence as against the COMPANY that the Leased Premises is acceptable to COMPANY.


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      17. PREMISES VACATED DURING TERM OF LEASE. Unless the COMPANY continues to pay rent, if the COMPANY shall completely abandon or vacate the Leased Premises before the end of the Term, the CITY may, at its option and with thirty (30) days written notice to the COMPANY, enter Leased Premises, remove any signs of the COMPANY therefrom, and re-let the same, or any part thereof, as CITY may see fit, without thereby voiding or terminating the Lease, and, for the purpose of such re-letting, the CITY is authorized to make any repairs, changes, alterations or additions in or to said Leased Premises, as may be reasonably required, necessary or desirable for the purpose of such re-letting and the COMPANY shall be liable for the balance of the rent herein reserved until the expiration of the Lease. The CITY shall take reasonable efforts to mitigate its damages. Any subsequent damages or repairs resulting from the actions of the subtenant, shall not be imputable to the COMPANY.

      18. HOLDING AFTER TERMINATION. It is agreed that if, after the expiration of the Term, the COMPANY shall remain in possession of the Leased Premises, without giving timely notice as required herein, then such holding over shall be deemed and taken to be a holding upon a tenancy from month to month at a monthly rental equivalent to the last monthly payment hereinbefore provided for, payable in advance on the same day of each month as above provided with all other terms and conditions of the Lease remaining the same.

      19. NO IMPLIED SURRENDER OR WAIVER. No act or thing done by the CITY or its agents during any term hereby granted, shall be deemed an acceptance or a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid, unless the same shall be made in writing and signed by the CITY. The mention in this Agreement of any particular remedy shall not preclude the CITY or the COMPANY from any other remedy the CITY or the COMPANY might have, whether in law or in equity, nor shall the waiver of any violations of any covenant or condition in this Agreement prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of any original violation. The receipt by the CITY of rent with knowledge of the breach of any covenant in the Lease shall not be deemed a waiver of such breach. The failure of the CITY or the COMPANY to enforce any of the conditions set forth herein shall not be deemed a waiver of such conditions. The receipt by the CITY of rent from any assignee, subtenant or occupant of the Leased Premises shall not be deemed a waiver of the covenant Paragraph 18 against assignment and subletting without written consent of the CITY, or an acceptance of the assignee, subtenant or occupant as the COMPANY, or a release of the COMPANY from the further observance of performance by the COMPANY of the covenants in the Lease contained on the part of the COMPANY to be observed and performed. No provision of the Agreement shall be deemed to have been waived by the CITY or the COMPANY unless such waiver be in writing signed by the CITY or the COMPANY.


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      20. ALTERATIONS.

      A. After reasonable notice to the COMPANY, the CITY shall have the right at any time to enter the Leased Premises to examine and inspect the same, or to make such repairs, additions, or alterations as it may deem necessary or proper for the safety, improvement or preservation thereof. Said alterations (completed at the insistence of the CITY) shall be at the expense of the CITY provided that the same do not materially interfere with the COMPANY's operations.

      B. In exercise of its rights pursuant to this Paragraph, except in the event of emergency, the CITY shall not use force to enter the Leased Premises. In all events, the CITY shall use its best efforts not to disturb the tenancy therein.

      C. The COMPANY shall make no alterations in excess of $50,000.00 or additions to the Leased Premises in excess of $50,000.00 without first obtaining the written consent of the CITY, and all additions or improvements made by the COMPANY (except only movable equipment and furniture) shall be deemed a part of the Real Estate and shall remain upon and be surrendered with the Leased Premises as a part thereof, at the end of the term, by lapse of time or otherwise.

      D. All alterations and additions shall be made in a reasonable and good workman-like manner.

      21. INSURANCE.

      A. During the term of the Lease, the COMPANY, at its own cost and expense, shall be responsible for insuring the building and fixtures, personal property improvements and equipment therein. The building shall be insured for an amount not less than the fair market value of the building, which is initially agreed upon as $1,125,000.00. The CITY and the COMPANY hereby waive their right of recovery against each other for any loss or damage and shall cause their respective insurer(s) to waive their subrogation right for any payments made for such loss or damage.

      B. During the term of the Lease, the COMPANY shall maintain, at its own cost and expense, commercial general liability insurance in an amount of not less than One Million Dollars ($1,000,000.00) covering bodily injury and property damage liability per occurrence and Worker's Compensation and Employer's


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            Liability insurance in an amount not less than the statutory limit.
            The commercial general liability insurance shall name the CITY as an additional insured. Prior to the Commencement Date of the Lease, the COMPANY shall provide the CITY with a certificate from its insurer(s) evidencing the insurance coverage herein stated.

      C. The CITY shall be named as an additional insured on any policy required of COMPANY pursuant to the preceding subparagraph.

      22. INDEMNITY.

      A. City's Protection. Except for the CITY's negligence or breach of the Lease, the COMPANY indemnifies and saves harmless the CITY of and from all liability for damages or claims against the CITY on account of injuries to the person or property of any other person rightfully in the building for any purpose whatsoever, where the injuries are caused by the negligence or misconduct of the COMPANY, its agents, servants or employees, or where such injuries are the result of the violation of law or ordinances, governmental orders of any kind, and the COMPANY agrees neither to hold nor attempt to hold the CITY liable for any injury or damage, either proximate or remote occurring through or caused by the COMPANY's repairs or alterations to the Leased Premises. The CITY shall not have any liability hereunder with respect to damage to property or personal injury occurring outside the building, except to the extent same is in any manner due or attributable to the negligent or willful acts of the CITY, its agents, employees or contractors.

      B. Company's Protection. Except for the COMPANY's negligence or breach of this Agreement, the CITY indemnifies and saves harmless the COMPANY of and from all liability for damages or claims against the COMPANY on account of injuries to the person or property of any other person rightfully in said building for any purpose whatsoever, where the injuries are caused by the negligence or misconduct of the CITY, its agents, servants or employees, and the CITY agrees neither to hold nor attempt to hold the COMPANY liable for any injury or damage, either proximate or remote occurring through or caused by the CITY's repairs or alterations to the Leased Premises. The COMPANY shall not have any liability hereunder with respect to damage to property or personal injury occurring outside the building, except to the extent the same is in any manner due or attributable to the negligent or willful acts of the COMPANY, its agents, employees or contractors.


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      23. EMINENT DOMAIN.

      1. If the Leased Premises shall be taken by right of eminent domain, in whole or substantially in part, for public purposes, then this lease, at the option of either party, shall forthwith terminate, and the current rent shall be properly apportioned to the date of such taking and in such event Landlord shall receive the entire award for the lands and improvements so taken.

      2. Thereafter, both the CITY and the COMPANY shall be discharged from all further obligations under this Lease. Although the award in the event of any condemnation shall belong to the CITY, the COMPANY shall have the right to claim and recover from the condemning authority such compensation, if any, as may be separately awarded to the COMPANY in the COMPANY'S own right:

            1. In a separate proceeding on account of any and all damage to the COMPANY'S business by reason of the condemnation to include any relocation expenses; and

            2. For or on account of any cost or loss which the COMPANY shall incur in removing the COMPANY'S furniture, fixtures and equipment from the Leased Premises.

      24. BREACH OR DEFAULT.

      A. COMPANY BREACH. The COMPANY agrees to observe and perform the conditions and agreements herein set forth to be observed and performed by the COMPANY, and further agrees that if default be made by the COMPANY in the payment of said rent, or any part thereof, or if the COMPANY shall fail to materially observe or materially perform any of said conditions or agreements and such default shall continue beyond the notice periods provided below, then and in the event, and as often as the same may happen, it shall be lawful for the CITY, at its election, with previous notice, to re-enter and repossess itself of the Leased Premises, with legal proceedings. The COMPANY shall receive thirty (30) days written notice of any alleged failure to make a payment before the same shall be considered a default of the terms of this Lease. The ninety (90) day notice provision for failure to perform any covenant (other than the failure to make payment) shall be reasonably extended if the cure requires a period of time longer than ninety (90) days, and if the COMPANY is diligently pursuing the cure of said default.

      B. CITY BREACH. The CITY acknowledges that:

            1. The COMPANY has committed and shall commit substantial resources in planning for this Project, purchasing fixtures for the building and


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                  relocating a portion of its business to the CITY of La Junta;
                  and

            2. The CITY shall receive ninety (90) days written notice of any alleged breach before the same shall be considered a default of the terms of the Lease. In the event the default is not cured within the aforesaid ninety (90) days, the COMPANY shall be entitled to relief as allowable by law. The ninety (90) day notice period shall be reasonably extended if the cure requires a period of time longer than ninety (90) days, and if the CITY is diligently pursuing such cure.

      25. INSOLVENCY. It is further agreed between the parties hereto that if the COMPANY shall be declared insolvent or bankrupt, or if any assignment of the COMPANY's property shall be made for the benefit of creditors or otherwise, or if the COMPANY's leasehold interest herein shall be levied upon under execution, or seized by virtue of any court of law, or a Trustee in Bankruptcy or a Receiver be appointed for the property of the COMPANY, whether under the operation of a State or Federal statute, then and in any such case after a ninety (90) day notice to the COMPANY to remedy the situation, the CITY may, at its option, with thirty (30) days written notice terminate the Lease, immediately retake possession of said Leased Premises, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer, and without the same working any forfeiture of the obligations of the COMPANY hereunder.

      In the event an Order for Relief is entered by a Bankruptcy Court for the COMPANY, the COMPANY agrees that the provisions of 11 U.S.C. 365 shall apply and that the COMPANY, as Debtor-in-Possession, or a Trustee shall promptly cure any and all defaults, of any kind or type, in the terms of the Lease by payment within ten (10) days of any such Lease payments then due and owing or by remedying any defect in the occupancy of the leased space. Further, in the event that the COMPANY, as a Debtor-in-Possession, or a Trustee should elect to assign the Lease, it is agreed that the Lease may be assigned or subleased to a light industry business operation suitable to the CITY or, to any other user suitable to the CITY, which consent by the CITY shall not be unreasonably withheld. Since the building has been retrofitted to use as a light manufacturing building, any other type of tenant shall not be deemed acceptable without express consent of the CITY.

      26. REMOVAL OF COMPANY'S PROPERTY.

      A. If the COMPANY shall fail to remove all effects from the Leased Premises within thirty (30) days after the abandonment thereof, or within thirty (30) days after the termination of the Lease for any cause whatsoever, the CITY, at its option, may remove the same in any manner that it shall choose, and store said effects without liability to the COMPANY for a period not to exceed thirty (30) additional days. After that period of time, the CITY shall dispose of the same without any further liability to the CITY.

      B. The COMPANY agrees to pay the CITY on demand, any and all reasonable expenses incurred, in such removal, including Court costs and attorney's fees and storage charges on such effects for the length of time the same shall be in the CITY's possession.

      C. As to any equipment or fixtures purchased by COMPANY which are thereafter attached to the building, the COMPANY shall be entitled to remove said equipment and fixtures, but only if COMPANY restores the area affected by the equipment or fixtures in the building and Leased Premises to its original condition, ordinary wear and tear excepted.

      27. LOSS OR DAMAGE TO COMPANY'S PROPERTY. All personal property of any kind or description whatsoever in the Leased Premises shall be at the COMPANY's sole risk, and the CITY shall not be held liable for any damage done to or loss of such personal property, or for damage or loss suffered by the business of the COMPANY arising from any act or neglect of the employees of the COMPANY, or from bursting, overflowing or leaking of water, sewer pipes, or from heating or plumbing fixtures, or from electric wires, or from gases, or odors, caused in any other manner whatever, except in the case of willful neglect or breach of the Lease on the part of the CITY.

      28. SURRENDER OF POSSESSION. The COMPANY agrees to deliver and surrender to the CITY possession of the Leased Premises at the expiration or termination of the Lease, by lapse of time or otherwise, in as good repair as when the COMPANY obtained the same at the commencement of said term, excepting only ordinary wear and decay, and insured damages, or damage by the elements or by act of God or by insurrection, riot, invasion or commotion, or of military or usurped power.

      29. SEVERABILITY CLAUSE. If any clause or provision of this Agreement is illegal, invalid and unenforceable under present or future law effective during any term of the Lease, then and in that event, it is the intention of the parties hereto that the remainder of the Agreement shall not be affected thereby. The caption of each Paragraph hereof is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Agreement.

      30. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado, and the COMPANY agrees that Otero County, Colorado shall be the appropriate jurisdiction for any actions arising under the terms of the Lease.

      31. BINDING TERMS. All terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their heirs, administrators, successors and assigns, as permitted.

      32. AUTHORITIES FOR ACTION, NOTICE. The CITY may act in any matter provided for in this Agreement by the City Manager, and any notice to be given to the CITY as provided for in this Agreement shall be delivered in person to its City Manager or sent to the CITY by certified mail return receipt requested, overnight delivery service, or by facsimile with confirmation, addressed to its principal office at P. O. Box 489, 601 Colorado Avenue, La Junta, Colorado 81050. Notice to the COMPANY shall be sent by the CITY to the COMPANY by certified mail, return receipt requested, by overnight delivery service, or by facsimile with confirmation to: COFFEE HOLDING CO., INC., 4401 First Avenue, Brooklyn, New York 11232-0005, Attn: Andrew Gordon.

      33. COSTS AND ATTORNEY'S FEES. In the event either party retains the services of an attorney to enforce its rights under this Agreement, then the prevailing party as determined by a court of competent jurisdiction shall be entitled to recover, in addition to its other damages, its reasonable attorney's fees and other legal costs.

      34. AMENDMENT OR MODIFICATION. The parties acknowledge and agree that neither has relied upon any statements, representations, agreements or warranties, except such as are expressed herein, and that no amendment or modification of this Agreement shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Agreement.

      35. MEMORANDUM. Upon execution of this Lease, the parties shall execute a memorandum of this Lease in the form of Exhibit "B", attached and incorporated herein, or such other form as the parties may agree upon and upon which may be necessary for filing among the real property records of Otero County, Colorado, which shall be recorded against the subject property described in paragraph four above. When the lease term has expired or on an earlier termination, the parties shall execute an agreement terminating the lease in a form appropriate for recording on the records of Otero County.

      IN WITNESS WHEREOF, the CITY and the COMPANY have executed this Agreement.

COFFEE HOLDING CO., INC.                          THE CITY OF LA JUNTA, COLORADO
                                                  A Municipal Corporation
/s/ Andrew Gordon                                 /s/ Richard G. Klein
-----------------------------                     ------------------------------
By: Andrew Gordon                                 By: Richard G. Klein,
                                                       City Manager

                                    Exhibit B

                               MEMORANDUM OF LEASE

      THIS MEMORANDUM OF LEASE AGREEMENT("Memorandum of Lease") is dated February ____, 2004, and is entered into by the City of La Junta, Colorado, a Municipal Corporation ("City"), and COFFEE HOLDING CO., INC., ("Company").

      WITNESSETH THAT, WHEREAS:

      A. CITY and COMPANY made and entered into a lease ("Lease") pertaining to certain real estate owned by the CITY, located in La Junta, Colorado:

            See Attached Exhibit A

      B. It is the desire of the parties hereto that without filing the Lease in the Office of the Otero County Clerk & Recorder, constructive notice of the provisions thereof should be accomplished through the execution and delivery of this "Memorandum of Lease" and the filing thereof in the office of such County Recorder.

      NOW, THEREFORE, in consideration of the foregoing premises, it is hereby agreed by and between the parties hereto as follows:

      1. All of the provisions of the Lease are hereby incorporated herein by reference, including without limitation, the following:

            a. The date of occupancy of the premises by the COMPANY is February 1, 2004.

            b. The obligations on the part of the CITY to lease the land and building to the COMPANY and the obligation on the part of the COMPANY to lease said land and building from the CITY for an initial term of twenty years;

            c. The obligation on the part of the COMPANY to pay to the CITY an annual rent as the term "Rent" is defined in the lease.

            d. The remedies on the part of the CITY and the COMPANY in the event of a default by the other party in its respective obligations under the lease; and

            e. The rights and responsibilities of each of the parties in case of fire or other casualty which damages or destroys the building.

      2. None of the provisions of this Memorandum of Lease are intended in any way to alter the terms of this Lease; this Memorandum of Lease is intended to serve only constructive notice, through the proper recording of the same, of the terms, covenants and conditions set forth in the Lease.

      IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

COFFEE HOLDING CO., INC.                          THE CITY OF LA JUNTA, COLORADO
                                                  A Municipal Corporation
/s/ Andrew Gordon                                 /s/ Richard G. Klein
-----------------------------                     ------------------------------
By: Andrew Gordon                                 By: Richard G. Klein,
                                                       City Manager

STATE OF NEW YORK    )
                     ) SS.
COUNTY OF KINGS      )

      Subscribed and sworn to before me in the County of Kings, State of New York, this _____ day of February, 2004 by Andrew Gordon,
President of Coffee Holding Co., Inc.

      My commission expires: May 5, 2005

                                                        /s/ Gerard DeCapua
                                                        ------------------------
                                                        Notary Public

STATE OF COLORADO    )
                     ) SS.
COUNTY OF OTERO      )

      Subscribed and sworn to before me in the County of Otero, State of Colorado, this 24th day of February, 2004 by Richard G. Klein, City Manager, City of La Junta, Colorado.

      My commission expires: February 11, 2005

                                                        /s/ Julie J. Eck
                                                        ------------------------
                                                        Notary Public